UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2005

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA		33975
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (863)675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure contained under Item 2.03 below is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 11, 2005, Alico, Inc. entered into a Loan Agreement with and delivered its related Revolving Line of Credit Note to Farm Credit of Southwest Florida Bank, an Agricultural Credit Association, for itself and as agent/nominee for other lending institutions having an interest direct or indirect in the Loan (said Agreement and Note, collectively the “Credit Facility”). The Credit Facility provides the Company with a $175,000,000 revolving line of credit until August 1, 2010 to be used for general corporate purposes including: (i) the normal operating needs of the Company and its operating divisions, (ii) to refinance existing lines of credit and (iii) to finance the Ginn Receivables (as defined in the Loan Agreement). The terms also allow an annual extension at the lender’s option.

Under the Credit Facility, revolving borrowings require quarterly interest payments beginning January 1, 2006 at LIBOR plus a variable rate between 0.8% and 1.5% depending on the Company’s debt ratio. Alico is required to reduce the line of credit annually by approximately $14 million in August 2006, $31 million in August 2007 and $31 million in August 2008, leaving a remaining balance of $100 million from August 1, 2008 to the note’s maturity at August 1, 2010.

The line of credit is secured by a first mortgage on approximately 7,680 acres of agricultural property in Hendry County, Florida and any subsequent real estate acquisitions by the Company obtained with advances under the Credit Facility.

Under the Credit Facility it is an event of default if the Company fails to make the payments required of it or otherwise to fulfill the provisions and covenants applicable to it. In the event of default the Loan shall bear an increased interest rate of 2% in addition to the then-current rate specified in the Note. Alternatively, in the event of default the lender may, at its option, terminate its revolving credit commitment and require immediate payment of the entire unpaid principal amount of the Loan, accrued interest and all other obligations immediately due and payable.

The Credit Facility also contains numerous restrictive covenants including those requiring the Company to maintain minimum levels of net worth, retain certain Debt, Current and Fixed Charge Coverage Ratios, and set limitations on the extension of loans or additional borrowings by the Company or any subsidiary.

A copy of the Credit Facility is included as Exhibits 10.01 & 10.02 to this Current Report on Form 8-K, and such Exhibits are incorporated into this Item 2.03 by reference and any description of the Credit Facility in this Item 2.03 is qualified by such reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 17, 2005 the Company issued a press release announcing a $175 million credit facility. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.01 Loan Agreement dated as of October 11, 2005.

Exhibit 10.02 Farm Credit of Southwest Florida, ACA ROLC Note dated October 11, 2005

Exhibit 99.01 Company Press Release issued October 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: October 11, 2005	By:	/s/ JOHN R. ALEXANDER
John R. Alexander
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.01        Credit Agreement dated as of October 11, 2005.

Exhibit 10.02        Farm Credit of Southwest Florida, ACA RLOC Note dated October 11, 2005

Exhibit 99.01        Company Press Release issued October 17, 2005.